Exhibit 10.1

July 27, 2022

To:         Kenneth Lai

Fr:          Dan Bernstein

Cc:         Dennis Ackerman

Re:         Bel Corporate Position / Vice President Asia Operations

Dear Kenneth,

The purpose of this letter is to provide you with a preliminary offer of employment for the corporate position of Vice President Asia Operations located in Gongming, China. This position is a corporate position, and may need final approval by the Bel Board of Directors. As a corporate officer you will be responsible for abiding by all required rules and regulations as required by Bel Fuse Inc. Please note as a public company, all the officer’s compensation is reported in the annual proxy statement.

As the senior Bel manager in Asia, your primary function will be to manage the Bel Asia operations and those direct report managers responsible for manufacturing, engineering, sales, purchasing, logistics, and other areas. This position, as a corporate officer, is also responsible for the legal aspects of the Bel Asia operations.

All terms and conditions are based on local Hong Kong employment law.

Title:                              Vice President Asia Operations

Start date:                      anticipated January 1, 2023 (following a 5-month transition period)

Location:                       Gongming, China Bel facility

Reporting to:                 Dan Bernstein, CEO & President Bel Fuse Inc.

Salary:                           $225,000 USD annual salary

Additional Compensation:  company provided auto, housing allowance, tax consideration PRC, medical insurance, HK Pfund contribution and PRC SSF.

(this compensation is same as 2021/2022 and will be adjusted as a percentage of 2023 new salary level). Specific amounts provided by Bel Finance total an estimated $126,795 of additional compensation.

Restricted Stock Award: To be nominated to Board of Directors for a 10,000 share RSA in November 2022.

Year End Bonus:             To be determined by performance of the company as a whole.

We would appreciate your consideration of this offer and please do not hesitate to contact me should you have any questions.

By: /s/ Daniel Bernstein
       Daniel Bernstein, President & CEO

Accepted By: /s/ Kenneth Lai
                       Kenneth Lai